UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 7, 2006 (June 30, 2006)
Connecticut Water Service, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Connecticut
(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On July 7, 2006, Connecticut Water Service, Inc. (the “Company”) announced that the Company’s Board of Directors on June 30, 2006 unanimously elected Heather Hunt to fill a newly created vacancy on the Company’s Board of Directors, effective immediately. Heather Hunt is an attorney whose regulatory law practice in Stratford, Connecticut focuses on utility and energy matters. She is also managing member of w.h. Robert & h.f. Hunt, LLC, a state and federal government regulations consulting firm. Prior to establishing her practices, Ms. Hunt was United Technologies Corporation’s Director of State and Local Government Affairs, and Vice President of Regulatory and Public Policy at Southern Connecticut Gas. In addition, she has served as a Commissioner at both the Connecticut Department of Public Utility Control and the Maine Public Utility Commission.
     Ms. Hunt is expected to be appointed to the Board’s Strategic Planning Committee.
     The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between Ms. Hunt and any director or executive officer of the Company, (2) there was no arrangement or understanding between Ms. Hunt and any other person pursuant to which she was elected as a director, and (3) there is no transaction between Ms. Hunt and the Company that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits
     The following is filed herewith as an exhibit.
     (c) Exhibits
99.1	Company press release dated July 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation

Date: July 7, 2006	By:	/s/ David C. Benoit

Name: David C. Benoit
Title: Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Company press release dated July 7, 2006.	5